Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Maidenform Brands, Inc. (the “Company”) for the quarter ended September 29, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher W. Vieth, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher W. Vieth
Christopher W. Vieth
Executive Vice President, Chief Operating Officer and Chief Financial Officer
(principal financial officer)

November 7, 2012

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference.